UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2012

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 7, 2012, HomeAway, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the voting results of the Company’s Annual Meeting of Stockholders held on June 6, 2012 (the “Annual Meeting”) including, among other matters, the results of the advisory vote of its shareholders regarding the frequency of conducting an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report solely to confirm the decision of the Company as to how frequently the Company will conduct a Say-on-Pay Vote. Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Report and this Form 8K/A should be read in conjunction with the Original Report.

In the Company’s Proxy Statement filed on April 27, 2012, the board of directors of the Company recommended that the shareholders vote to have a Say-on-Pay Vote every three years. As reported in the Original Report, the Company’s shareholders approved conducting a Say-on-Pay Vote every three years by a majority of the votes cast. In light of that vote, for the avoidance of doubt and without any admission that the Company has heretofore not advised its shareholders of its intentions, the Company hereby confirms that future advisory Say-on-Pay Votes will occur every three years until the next advisory vote regarding such frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: June 17, 2013	By:	/s/ Lynn Atchison
Lynn Atchison
Chief Financial Officer